Exhibit 10.23

*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

CHANGE ORDER FORM

Future Tie-Ins and Jeff Davis Invoices

PROJECT NAME: Sabine Pass LNG Liquefaction Facility	CHANGE ORDER NUMBER: CO-00036

OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: November 11, 2011	DATE OF CHANGE ORDER: July 9, 2014

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.	Parties agree Bechtel will incorporate tie-ins, as listed in Attachment A through Attachment G, into the Stage 1 Scope of Work. These tie-ins are to facilitate expansion tie-ins to the existing facilities.

2.	Attachment A of this Change Order details the Scope of Work (SOW) and Division of Responsibility (DOR) associated with the tie-ins.

3.	Attachment B of this Change Order details the P&ID markups of the SOW.

4.	Attachment C of this Change Order details the P&IDs that were issued to SPL in support of the FERC filing for tie-ins.

5.	Attachment D of this Change Order details the tie-in list markup including the provisions for Stage 3 tie-ins.

6.	Attachment E of this Change Order details the positive isolation P&ID markups. Circled numbers correspond to a matching item in Attachment A (SOW).

7.	Attachment F of this Change Order details the shop spool P&ID markups. Circled numbers correspond to a matching item in Attachment A (SOW).

8.	Attachment G of this Change Order details the Boil-Off Gas (BOG) suction line blind. Circled numbers correspond to a matching item in Attachment A (SOW).

9.	Exclusions and Clarifications:

a.	Refrigerant storage area cold blow down and dry flare tie-ins are excluded.

b.	Firewater tie-ins T-3327 and T-3328 on P&ID M6-00893 are excluded.

c.	Nitrogen, Instrument Air and Plant Air tie-ins between Stages 1/2 and Stage 3 are excluded.

d.	For tie-ins T-3513, T-3514, and T-3908, Stage 1 will utilize existing 6” blind flanged connections for the tie-in connections. If future connections are deemed necessary, Stage 3 will provide them.

e.	Control valves and manual block valves will be shipped directly to the Site. Material management and Construction will ship the valves and control valves to the local fabricator for installation on the designated spools.

10.	This Change Order also includes a credit for 3 invoices paid by SPL to Jeff Davis Electrical Corp. These invoices are the shown in Attachment H.

11.	The overall cost breakdown for this Change Order is detailed in Attachment I and described as follows:

a.	The Previous Existing Facility Labor Provisional Sum in Article 2.2 of Attachment EE of the Agreement was *** U.S. Dollars ($***) and *** hours. This Change Order will amend the previous values respectively to *** U.S. Dollars ($***) and *** hours.

b.	The Aggregate Provisional Sum specified in Article 7.1A of the Agreement prior to this Change Order was $305,404,242. This Change Order will increase the Aggregate Provisional Sum amount by $519,224 and the new value shall be $305,923,466.

12.	Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the milestone(s) listed in Attachment J of this Change Order.

Adjustment to Contract Price
The original Contract Price was	$3,900,000,000
Net change by previously authorized Change Orders (#00001-00034)	$173,274,327
The Contract Price prior to this Change Order was	$4,073,274,327
The Contract Price will be (increased) by this Change Order in the amount of	$2,163,167
The new Contract Price including this Change Order will be	$4,075,437,494

Adjustment to dates in Project Schedule

The following dates are modified (list all dates modified; insert N/A if no dates modified): No impact to Project Schedule.

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule: Yes. See Attachment I and Attachment J.

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:

[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials:              Contractor              Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials:          Contractor         Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Ed Lehotsky	/s/ JT Jackson
Owner	Contractor
Ed Lehotsky	JT Jackson
Name	Name
VP LNG Proj Mgt	Sr. Vice President
Title	Title
8-14-14	7-23-14
Date of Signing	Date of Signing